Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECOND AMENDMENT TO DEVELOPMENT AGREEMENT

This SECOND AMENDMENT TO THE DEVELOPMENT AGREEMENT (this “Second Amendment”) is made and entered into as of December 20, 2002 (the “Second Amendment Effective Date”) by and between DIRECTV, INC., a California corporation (“DIRECTV”), and TIVO INC., a Delaware corporation (“TiVo”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Development Agreement having an effective date of February 15, 2002 (the “Development Agreement”);

WHEREAS, the Parties have previously amended the Development Agreement via that certain First Consolidated Amendment dated October 31, 2002; and

WHEREAS, the Parties wish to further amend certain provisions in the Development Agreement, and to agree on additional terms and conditions explicitly set forth in this Second Amendment.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Development Agreement.

1.      TRINITY/[*] DOCUMENTS. The statement of work describing the responsibilities of the Parties with respect to the modified Provo Receiver hardware (the “Trinity Hardware”) and the associated client software (the “Version [*]Software”) is set forth in Attachment 1 to this Second Amendment. Attachment 2 to this Second Amendment sets forth the development schedule, milestone payment schedule, and a more detailed description of the Parties’ responsibilities and schedule dependencies with respect to the Trinity Hardware and Version [*]Software. DIRECTV shall pay TiVo for development of the Trinity Hardware and Version [*]Software pursuant to the milestone payment schedule set forth in Attachment 2 to this Second Amendment, but in no event will a milestone payment be due earlier than the scheduled date; it being understood that any payment received within [*]of the required payment date shall be deemed to have been paid in a timely manner. Attachment 3 to this Second Agreement sets forth the product requirements document describing the agreed-upon requirements of the Trinity Hardware and the Version [*]Software.

2.      VERSION [*]DOCUMENTS. The product requirements document for the Version [*]Software is set forth in Attachment 4 to this Second Amendment. Pursuant to Section 2.3(a) of the Development Agreement, the Parties have developed the Interface

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Specifications for the Version [*]Software. The Interface Specifications are set forth in the “Relevant Documents” section of Attachment 4 to this Second Amendment. The Interface Specifications include the so-called [*]specification and the so-called [*]specification that is a part of the Development Agreement. Attachment 5 to this Second Amendment sets forth the development schedule, milestone payment schedule, and a more detailed description of the Parties’ responsibilities and schedule dependencies with respect to the Trinity Hardware and Version [*]Software. DIRECTV shall pay TiVo for development of the [*]Software pursuant to the milestone payment schedule set forth in Attachment 5 to this Second Amendment.

3.      TIVO SERVICE DATA TYPES; DIRECTV SERVICE DATA TYPES.

3.1 TiVo Service Data Types; Covenant. Section 1 of Attachment 6 to this Second Amendment sets forth the list of data types (the “TiVo Service Data Types”) that the TiVo server infrastructure supports in the delivery of the TiVo Service as of the Second Amendment Effective Date. TiVo covenants that such list is complete and accurate as of the Second Amendment Effective Date. In the event a breach of the foregoing covenant results in an inability of the Version [*]Software to work as specified in Attachment 4 to this Second Amendment and such inability impacts DIRECTV’s operations or the resulting customer experience, TiVo’s sole obligations shall be to: (i) modify the Version [*]Software to support the TiVo Service Data Type(s) giving rise to the breach; and (ii) support such TiVo Service Data Type(s) until [*]after the modified Version [*]Software is accepted by DIRECTV (such acceptance not to be unreasonably withheld or delayed).

3.2 DIRECTV Service Data Types. Only those TiVo Service Data Types requested by DIRECTV (as denoted in Section 2 of Attachment 6 to this Second Amendment) shall be enabled in the Version [*]Software (the “DIRECTV Service Data Types”), and such DIRECTV Service Data Types shall be capable of use via the DIRECTV satellite-based push network unless the Parties agree otherwise as to particular DIRECTV Service Data Types.

4.      UNDERSTANDING REGARDING MANUFACTURABILITY.     [*]TiVo will have no responsibility with respect to manufacturability (including component failures) unless problems are directly related to the TiVo design, in which case such problems will be addressed pursuant to Section 2.4 of the Development Agreement. DIRECTV acknowledges and agrees that TiVo will bear no responsibility for the manufacturability of the Provo Receivers by any subsequent CE Manufacturer beyond the first (a “Subsequent CE Manufacturer”) of Provo Receivers unless problems are directly related to the TiVo design. [*]TiVo may provide manufacturing assistance to DIRECTV or DIRECTV’s CE Manufacturers at the rates specified in Exhibit D to the Development Agreement (unless otherwise agreed by the Parties).

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.      UNDERSTANDING REGARDING WAIVERS. TiVo will have no obligation to correct the waivers set forth in Section 9.2 of Attachment 4 to this Second Amendment, unless pursuant to the terms of such Section 9.2.

6.      PROVO RECEIVER. Section 1.10 of the Development Agreement is hereby deleted and replaced in its entirety with the following:

“1.10 “Provo Receiver” shall mean: (a) the second generation DIRECTV-TiVo combination receiver described in Exhibit A (Development Schedule and Specifications); and (b) the Trinity Hardware, as defined in Section 1 of the Second Amendment to this Agreement. For the sake of clarity, when assessing the Parties’ respective obligations prior to the Second Amendment Effective Date, “Provo Receiver” excludes clause (b).”

7.      [*] DEFINITION. A new Section 1.19 is added to the Development Agreement to read as follows:

“1.19 [*]shall mean the [*].”

8.      DIRECTV SUBSCRIBER COMMITMENT. Section 2.2 of the Development Agreement is hereby deleted and replaced in its entirety with the following:

“2.2    DIRECTV Subscriber Commitment. By a date no later than [*], DIRECTV commits to having an aggregated minimum of [*]DVR/PVR Service Subscribers for the Provo Receivers, Two-Chip Receivers, and Reno Receivers activated after the Manufacturing Release of the Provo Receiver (with Version [*]Software). For avoidance of doubt, such minimum specifically excludes DVR/PVR Service Subscribers using solely Reno Receivers activated prior to the Manufacturing Release of the Provo Receiver, or DIRECTV Service subscribers using solely a Stand Alone Receiver.

(a)    If DIRECTV does not have a minimum of [*]such DVR/PVR Service Subscribers as of [*], and DIRECTV has not exercised its option to the Technology License Agreement pursuant to Section 4.6 (Technology License) of this Agreement, then, commencing on [*], DIRECTV shall pay to TiVo the DVR/PVR Service Fee set forth in Exhibit B – Schedule 3 on any shortfall in the number of DVR/PVR Service Subscribers until such time as DIRECTV has paid a total of [*]in shortfall payments or there exists a total of [*]DVR/PVR Service Subscribers. The parties acknowledge and agree that the “shortfall” in subscribers shall decrease as DIRECTV adds additional DVR/PVR Service Subscribers.

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) If DIRECTV has exercised its option to the Technology License Agreement and the number of receivers licensed thereunder is less than [*]as of [*], DIRECTV shall pay to TiVo [*]per receiver for any shortfall in the number of licensed receivers and such payment shall be made no later than [*]. If DIRECTV has exercised its Technology License option and paid the [*]per receiver shortfall in number of licensed receivers, TiVo shall credit DIRECTV’s account for such payment and DIRECTV may use such credit to offset per-receiver royalties due and payable to TiVo under the Technology License Agreement.”

9.      DELIVERABLES AND DOWNLOAD OF VERSION [*]SOFTWARE.

9.1 The first sentence of Section 2.3(c) of the Development Agreement is deleted and replaced in its entirety with the following:

“TiVo shall deliver to DIRECTV the Version [*]Software that is compliant with the Interface Specifications, DIRECTV Technology (except as agreed to in writing by the parties) and Exhibit A, for Manufacturing Release on the date set forth in the development schedule in Exhibit A, as such date may be modified pursuant to Section 2.3(f) (Project Change Requests) of this Agreement.”

9.2 The last sentence of Section 2.3(c) of the Development Agreement is deleted and replaced in its entirety with the following:

“TiVo and DIRECTV shall download the Version [*]Software to the Provo Receivers and Reno Receivers usingsatellite bandwidth, provided that such method can be jointly validated by the parties. If the parties cannot so validate such method of download, the Version [*]Software will be downloaded to the Provo Receivers and Reno Receivers via the currently utilized telco network and system, [*].”

10.    TRANSITION TO DIRECTV INFRASTRUCTURE. The first sentence of Section 2.3(d) of the Development Agreement is deleted and replaced in its entirety with the following:

“DIRECTV shall convert the Provo Receivers, Reno Receivers, and (if applicable) Two-Chip Receivers to utilize the DIRECTV satellite-based push network for all DIRECTV push content and data within [*]after the start of downloads of the initial Version [*]Software download to the Provo Receivers, Reno Receivers, and (if applicable) Two-Chip Receivers. At any time until [*]after the Manufacturing Release of the Version [*]Software, DIRECTV shall notify TiVo in writing if DIRECTV, at its discretion, will use the DIRECTV satellite-based push network for all TiVo push content and data

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(the “TiVo Data Conversion Notice”). Upon receipt of the TiVo Data Conversion Notice, the Parties will work together to enable the use of the DIRECTV satellite-based push network for all TiVo push content and data. For a period starting on the Second Amendment Effective Date and ending [*]following DIRECTV’s initial use of DIRECTV’s satellite-based push network for all TiVo push and content data, TiVo shall be allowed to continue to use the method employed by TiVo as of the Second Amendment Effective Date (such method referred to as “Plan Y”) to distribute TiVo push content and data. If DIRECTV does not provide TiVo with the TiVo Data Conversion Notice, TiVo shall be allowed to continue to use Plan Y to distribute TiVo push content and data during the term of the Services Agreement (defined in Section 4.5 of this Agreement).”

11.    SERVER SERVICES. The first sentence of Section 2.3(e) of the Development Agreement is deleted and replaced in its entirety with the following:

“For [*]after the start of downloads of the initial Version [*]Software download to the Provo Receivers, Reno Receivers, and (if applicable) Two-Chip Receivers, TiVo shall continue to provide the server support to enable the applicable DVR/PVR Functionality in substantially the same manner as provided as of the Effective Date or as otherwise mutually agreed to by the parties (“Server Services”). Thereafter, TiVo shall have no obligations to provide any such Server Services with the sole exception of downloading the Version [*]Software to those Provo Receivers, Reno Receivers, and (if applicable) Two-Chip Receivers that were not manufactured with the Version [*]Software. Notwithstanding the foregoing, in the event of a breach of the covenant in Section 3.1 of the Second Amendment to this Agreement, TiVo shall be obligated to provide such Server Services as required to support the TiVo Service Data Type(s) giving rise to the breach until [*]after the modified Version [*]Software is accepted by DIRECTV.”

12.    PROJECT CHANGE REQUESTS. A new Section 2.3(f) is added to the Development Agreement to read as follows:

“(f)  Project Change Requests. Each party may initiate a project change request (“PCR”) regarding the features of the Trinity Hardware, Version [*]Software and/or the Version [*]Software by submitting to the other party a detailed description of the PCR in the form attached as Exhibit I (Project Change Request Form). The parties will work together in good faith to estimate any schedule and cost impacts of PCRs, including any changes to the development fee associated with the Trinity Hardware, Version [*]Software and/or the Version [*]Software, and such changes may be adopted

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

accordingly with the mutual agreement of the Parties. If the time to estimate PCR cost and schedule impacts is expected to [*]of effort, either party (the “estimating party”) may, at its option, request that the party initiating a PCR (the “initiating party”) reimburse the estimating party for the estimating party’s expenses associated with estimating the feasibility, schedule and cost impact of any given PCR so initiated, provided that the actual time of the estimating party [*]. The initiating party may, at its option, accept or decline such a request for reimbursement. If the initiating party declines such request, the associated PCR shall be considered rejected and the estimating party will not be obligated to undertake any estimate of schedule or cost impacts associated with such PCR. Neither Party is under any obligation to accept a PCR. Upon the acceptance of a PCR, the Parties will work together to prepare an updated development schedule, product requirement document, and associated fee schedule in order to implement an accepted PCR.”

13.    OPTIONAL FEATURES IN VERSION [*]SOFTWARE. A new Section 2.3(g) is added to the Development Agreement to read as follows:

“(g)  Optional Features in Version [*]Software. The Parties agree that [*]will be features of the Version [*]Software. TiVo agrees that such features shall not be activated for customer use or otherwise be visible to customers without written agreement between the Parties regarding the terms and conditions (including economic terms) under which such features would become available to customers. TiVo agrees that TiVo’s activation of those features shall occur via DIRECTV’s satellite network.”

14.    HARD DRIVE QUALIFICATION. A new Section 2.8 is added to the Development Agreement to read as follows:

“2.8  Hard Drive Qualification. Through [*], TiVo shall [*]qualify in accordance with TiVo’s qualification requirements, except as specifically identified below or in Attachment 3, any hard drive for the Provo Receiver design and (if applicable) the Two-Chip Receiver design if such hard drive is qualified for the TiVo-branded Stand Alone Receivers after the Second Amendment Effective Date. In addition, TiVo agrees that it will qualify, [*]such [*]hard drives as necessary to maintain at least one qualified [*]hard drive through [*]for the Provo Receiver design and (if applicable) the Two-Chip Receiver design. TiVo shall verify that any hard drive qualified by TiVo pursuant to this Section 2.8, when [*]of the Trinity Hardware Reference Design (as defined in Section 2.1 of Attachment 2 to the Second Amendment to this Agreement) chassis, [*]. TiVo shall, promptly upon obtaining information that a qualified [*]hard drive will be “end-of-lifed” by the

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

manufacturer, TiVo shall promptly notify DIRECTV of the expected end date of production or availability of any previously qualified hard drive.”

15.    NOTICE AND EFFECT OF DELAY.    A new Section 2.9 is added to the Development Agreement to read as follows:

“2.9  Notice and Effect of Delay.

(a)    Notice.  In any case where TiVo believes that a milestone date in this Development Agreement shall be extended or delayed pursuant to the provisions herein due to a delay directly attributable to any material action, inaction, or omission by DIRECTV, NDS, any DIRECTV designated CE Manufacturer, Broadcom solely with respect to the Trinity Hardware, or any other DIRECTV-specified vendor (each such case, a “Non-TiVo Delay”), TiVo shall provide prompt notice (but in any event, no later than [*] after TiVo becomes aware of the Non-TiVo Delay) of TiVo’s understanding regarding the reasons for such delay and the anticipated consequences prior to such delay. It is understood that the Parties must agree in good faith as to any such extension or delay. In the event of any dispute regarding an extension or delay hereunder, the Parties shall first attempt to resolve such dispute pursuant to the dispute resolution provisions of Section 2.4 of this Agreement.

(b)    Effect.  In the event that the Parties agree that any Non-TiVo Delay has occurred and that such Non-TiVo Delay has the effect of a milestone date in this Development Agreement being extended or delayed, DIRECTV shall pay to TiVo [*]the associated milestone fee on the date such milestone was originally planned for all milestones that are extended or delayed. With respect to all milestones other than final milestones, DIRECTV shall pay [*]the relevant milestone fee upon the earlier of: (i) completion of the relevant milestone; or (ii) [*]in which the relevant milestone was originally planned. With respect to final milestones, DIRECTV shall pay [*] the final milestone [*].”

16.    RENO RECEIVER SUBSIDY TO DIRECTV SUBSEQUENT TO SECOND PERIOD.  Section 3.3 of the Development Agreement is deleted in its entirety. The Parties agree that TiVo shall have no obligations to DIRECTV based on any delay in the Manufacturing Release of the Version [*]Software.

17.    TECHNOLOGY DEVELOPMENT PAYMENTS.  The first sentence of Section 3.6 of the Development Agreement is amended by deleting [*]and replacing it with [*].

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.    TIVO CUSTOMER SUPPORT.

18.1    The first sentence of Section 4.2(a) of the Development Agreement is deleted and replaced in its entirety by the following:

“Until [*], TiVo shall continue to provide reasonable customer support solely of customer calls regarding technical problems that could not be addressed by DIRECTV and are, therefore, escalated to TiVo by DIRECTV.”

18.2    Section 4.2(b) of the Development Agreement is amended by adding the following text immediately after the first sentence:

“Notwithstanding the foregoing:

(i) for the period beginning [*]and ending [*]the start of downloads of the Version [*]Software to Provo Receivers, Reno Receivers and (if applicable) Two Chip Receivers, TiVo shall provide customer support with respect to any customer inquiry regarding such customer’s privacy status and any changes with respect thereto;

(ii) [*]prior to the download of the Version [*]Software to the [*], TiVo shall provide DIRECTV with information reasonably sufficient to give DIRECTV customer support agents a basic understanding of the Version [*]Software functionality in order for such agents to respond to inquiries regarding the differences between the Version [*]Software in [*] and the upcoming Version [*]Software functionality [*];

(iii) [*]prior to the start of downloads of the Version [*]Software to Provo Receivers and Reno Receivers, TiVo shall provide to DIRECTV

(1)  troubleshooting scripts for [*]to address potential questions and problems,

(2)  [*]sessio with reasonably adequate support scripts [*], and

(3)  those self-help materials related to [*]that TiVo has prepared for [*]customers for placement on the DIRECTV website [*];

(iv) for a period of [*]after the initial download of the Version [*]Software to Provo Receivers and (if applicable) Two Chip Receivers, TiVo shall make available at least one designated customer service supervisor during the TiVo call center operating hours such that a DIRECTV call center supervisor can call the designated TiVo call center supervisor(s) for assistance

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

in resolving customer issues with the Network Setup functionality. The Parties agree that the backup technical support described above shall not include agent-to-agent communications or customer phone calls transferred from DIRECTV call centers to the TiVo call center; and

(v) in the event of a breach of the covenant in Section 3.1 of the Second Amendment to this Agreement, TiVo shall be obligated to provide such customer support as required to support the TiVo Service Data Type(s) giving rise to the breach until [*]after DIRECTV accepts the modified Version [*]Software.”

19.    TRANSITION OF ANNUAL SUBSCRIPTIONS.  Section 4.3 of the Development Agreement is deleted and replaced in its entirety with the following:

“4.3    Transition of Annual Subscriptions.  The parties acknowledge and agree that those subscribers who have paid an annual TiVo service subscription fee (“Annual Service Fee”) shall be transitioned to a monthly service fee. The parties will work together to effect such a transition. To the extent any claim arises from such change by DIRECTV in the terms of the Annual Service Fee, DIRECTV shall indemnify and hold TiVo harmless from such claim in accordance with the terms and conditions of Article VII. DIRECTV shall be responsible for all transition-related communications with the relevant subscribers with Annual Service Fee. DIRECTV shall [*] the [*]for the [*]. [*] shall provide [*]with [*]and [*]included in the [*] reconciliation of accounts between the parties. For purposes of example, if a [*]for the [*]and is [*] with [*]remaining in the [*], DIRECTV [*] (the [*]) and [*] would [*]).”

20.    HARD DRIVE QUALIFICATION PACKAGE LICENSE.  A new Section 4.10 is added to the Development Agreement to read as follows:

“4.10    Hard Drive Qualification Package License.  During the Term of this Agreement, TiVo agrees to [*] to use the TiVo hard drive qualification package (the “Hard Drive Qualification Package,” as further described below) that will allow [*] per TiVo’s qualification criteria solely for the purposes of qualifying hard drives for the Provo Receivers for [*], it being understood that [*]the Hard Drive Qualification Package will be [*]such Hard Drive Qualification Package in connection with Reno Receivers as well, if applicable (but TiVo makes no representation as to such applicability). The Hard Drive Qualification Package will be comprised of the software tools and documentation sufficient to assess hard disk drive performance versus TiVo’s design requirements for the Provo Reference Design. Such tools and

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

documentation shall be sufficient for [*], to perform all tests typically performed [*]when TiVo tests hard drive performance.”

21.    [*]

22. [*]

23. [*]

24.    EXHIBIT B – SCHEDULE 1. Schedule 1 of Exhibit B of the Development Agreement is deleted in its entirety.

25.    EXHIBIT B – SCHEDULE 3. The tables in Schedule 3 of Exhibit B of the Development Agreement are superseded as of the Second Amendment Effective Date and replaced with the table set forth in Attachment 7 to this Second Amendment. For the sake of clarity, the superseded tables shall be relevant when assessing the Parties’ respective obligations prior to the Second Amendment Effective Date [*].

26.    [*]

27.    [*]

28.    EXHIBIT J – TECHNOLOGY LICENSE AGREEMENT.  [*]Exhibit J of the Development Agreement is hereby amended by adding a new Section 7, as follows:

“7. [*].”

29.    EFFECT OF AMENDMENT.  Except as expressly modified herein, all other terms and conditions of the Development Agreement shall remain in full force and effect.

REST OF PAGE LEFT INTENTIONALLY BLANK

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, TiVo and DIRECTV have duly executed this Second Amendment by their respective duly authorized officers. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

TIVO INC.		DIRECTV, Inc.

By:	/s/ Michael Ramsay	By:	/s/ Brad Beale
Printed Name:	Michael Ramsay	Printed Name:	Brad Beale
Title:	Chairman, CEO	Title:	Senior Vice President